EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-90881 of SAVVIS Communications Corporation, formerly SAVVIS Holdings Corporation, of our report dated August 12, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.






/s/ Deloitte & Touche LLP
     St. Louis, Missouri
     December 29, 1999